SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2005

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

        000-30415                                                         87-0699977

(Commission File Number)                    (I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ 85260

         (Address of Principal Executive Offices)    (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02.

Unregistered Sales of Equity Securities

From around July 18 through July 28, 2005, the Company sold an aggregate of 2,850,000 shares of its common stock, .001 par value (“common stock”), and warrants to purchase 3,562,500 shares of common stock (“warrants”), for aggregate consideration of $285,000.  The warrants are immediately exercisable, have an exercise price of $.10 per share and a term of three years.  In connection with the raising of this $285,000, the Company incurred a cash finder’s fee of $28,500.

The Company believes that the foregoing transaction was exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a limited number of investors, each of whom was an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, each such investor had the opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2005	HEALTH ENHANCEMENT PRODUCTS, INC.

By S/Howard R. Baer
Howard R. Baer, CEO

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